EXHIBIT 32

Certification

Pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of title 18, United States Code)

Pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of title 18, United States Code) (the “Act”), each of the undersigned officers of Reliance Steel & Aluminum Co., a Delaware corporation (the “Company”), does hereby certify that:

The Annual Report on Form 10‑K for the year ended December 31, 2018 (the “Annual Report”) of the Company fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)) and information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

re
/s/ James D. Hoffman
James D. Hoffman
President and Chief Executive Officer

/s/ Karla R. Lewis
Karla R. Lewis
Senior Executive Vice President and Chief Financial Officer
Date: February 27, 2019

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.